EXHIBIT 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

PENN NATIONAL GAMING, INC.

In compliance with the provisions of Section 1915 (relating to Articles of Amendment) of the Pennsylvania Business Corporation Law of 1988, as amended, the undersigned business corporation, desiring to amend and restate in their entirety its Articles of Incorporation, hereby states that:

1.              The name of the Corporation is: Penn National Gaming, Inc.

2.              The Corporation was incorporated under the provisions of the Act of May 5, 1933, as amended.

3.              The address of the Corporation’s registered office in this Commonwealth is: Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 203, Wyomissing, Berks County, Pennsylvania 19610.

4.              The aggregate number of shares which this Corporation shall have authority to issue is:

(a)                                 Ten Million (10,000,000) shares of Common Stock with a par value of $.01 per share; and

(b)                                 (i)                                     One Million (1,000,000) shares of Preferred Stock with a par value of $.01 per share.

(ii)                                  The Preferred Stock may be issued from time to time in one  or more series with such distinctive designations as may be stated in  the resolution or resolutions providing for the issue of such stock  adopted, from time to time, by the Board of Directors of this  Corporation. The resolution or resolutions providing for the issue of  shares of a particular series shall fix, subject to applicable laws and the provisions hereof, the designation, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(A) The number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

(B) The dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(C) The right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption;

(D) The rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

(E) The voting power, if any, of such series and the terms and conditions under which such voting power may be exercised;

(F) The obligation, if any, of the Corporation to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligations;

(G) The terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment if any; and

(H) Any other rights, preferences or limitations of the shares of such series.

5.              In all elections for Directors, each shareholder entitled to vote shall be entitled to only one vote for each share held, it being intended hereby to deny to shareholders of this Corporation the right of cumulative voting in the election of Directors.

6.              The amended and restated Articles of Incorporation of this corporation as set forth herein shall be effective upon the filing of these Amended and Restated Articles of Incorporation with the Department of State.

7.              The amended and restated Articles of Incorporation were adopted by the shareholders of this corporation pursuant to 15 Pa. C.S.ss.1914 (a)(b).

8.              The amended and restated Articles of Incorporation adopted by the Corporation is set forth in full as follows:

RESOLVED, that the Articles of Incorporation of this Corporation be, and they hereby are, amended and restated, in their entirety, to read as follows:

1.              The name of the Corporation is: Penn National Gaming, Inc.

2.              The Corporation was incorporated under the provisions of the Act of May 5, 1933, as amended.

3.              The address of the Corporation’s registered office in this Commonwealth is: Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 203, Wyomissing, Berks County, Pennsylvania 19610.

4.              The aggregate number of shares which this Corporation shall have authority to issue is:

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(a)                                 Ten Million (10,000,000) shares of Common Stock with a par value of $.01 per share; and

(b)                                 (i)                                     One Million (1,000,000) shares of Preferred Stock with a par value of $.01 per share.

(ii)                                  The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock adopted, from time to time, by the Board of Directors of this Corporation. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions hereof, the designation, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(A) The number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

(B) The dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(C) The right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption;

(D) The rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

(E) The voting power, if any, of such series and the terms and conditions under which such voting power may be exercised;

(F) The obligation, if any, of the Corporation to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligations;

(G) The terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment if any; and

(H) Any other rights, preferences or limitations of the shares of such series.

5.              In all elections for Directors, each shareholder entitled to vote shall be entitled to only one vote for each share held, it being intended hereby to deny to shareholders of this Corporation the right of cumulative voting in the election of Directors.

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6.              (a)  Except as otherwise fixed by or pursuant to the provisions of Article 6 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1997, another class to be elected for a term expiring at the annual meeting of shareholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1999, with each director to hold office until his or her successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of election.

(b)  Advance notice of shareholder nominations for the election of Directors and advance notice of business to be brought by shareholders before an annual meeting shall be given in the manner provided in the By-Laws of the Corporation.

(c)  Except as otherwise provided for or fixed by or pursuant to the provisions of Article 6 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other case shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(d)  Subject to the rights of any class or series of stock having  preference over the Common Stock as to dividends or upon liquidation to  elect Directors under specified circumstances, any Director may be removed  from office, with or without cause, only by the affirmative vote of the  holders of 75% of the voting power of all shares of the Corporation  entitled to vote generally in the election of Directors, voting together as  a single class.

(e)  Notwithstanding anything contained in these Amended and Restated  Articles of Incorporation to the contrary, the affirmative vote of the  holders of at least 75% of the voting power of all shares of the  Corporation entitled to vote generally in the election of Directors voting  together as a single class, shall be required to alter, amend or repeal  this Article 6.

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IN TESTIMONY WHEREOF, the undersigned officers of this Corporation have  executed and sealed these Amended and Restated Articles of Incorporation this 8th day of May, 1996.

PENN NATIONAL GAMING, INC.

By:	/s/ Peter M. Carlino
Name: Peter M. Carlino
Title: President

Attest:	/s/ Robert S. Ippolito
Name: Robert S. Ippolito
Title: Secretary

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Microfilm No.	Filed with the Department of State on NOV. 13 1996

Entity No.
Secretary of the Commonwealth

ARTICLES OF AMENDMENT - DOMESTIC BUSINSS CORPORATION

DSCS: 15 - 1915 (REV. 91)

In compliance with the requirements of 15 Pa. C.S. Section 1915 (relating to Articles of Amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is: Penn National Gaming, Inc.

2. The address of this corporation’s current registered office in this Commonwealth and the county of venue is: Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 203, Wyomissing, Berks County, Pennsylvania 19610.

3. The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law, as amended.

4. The date of its incorporation is: 12/16/82

5. The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

6. A resolution setting forth the amendment was duly adopted by the Board of Directors at a meeting of such Board pursuant to 15 Pa. C.S. Sections 1914(c) and 1912.

7. The amendment adopted by the corporation, set forth in full, is as follows:

Article 4, subparagraph (a), of the Articles of Incorporation of this corporation be and it hereby is, amended to read as follows:

“4. The aggregate number of shares which this Corporation shall have authority to issue is:

(a) Twenty Million (20,000,000) shares of Common Stock with par value of $.01 per share; and”

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 13 day of November, 1996.

PENN NATIONAL GAMING, INC.

By:	/s/ Peter M. Carlino
Peter M. Carlino
Chairman of the Board and
Chief Executive Officer

Microfilm Number	Filed with the Department of State on JULY 23, 2001

Entity Number
SECRETARY OF THE COMMONWEALTH

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (Rev 91)

In compliance with the requirements of 15 Pa.C.S. ss.1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.                      The NAME of the corporation is: PENN NATIONAL GAMING, INC.

2.                      The (a) ADDRESS of this corporation’s current registered office in this Commonwealth or (b) NAME of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) WYOMISSING PROFESSIONAL CENTER, 825 BERKSHIRE BOULEVARD, SUITE 203,
Number and Street

WYOMISSING,	PA	19610	BERKS
City	State	Zip	County

(b)
Name of Commercial Registered Office Provider County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.                      The STATUTE by or under which it was incorporated is:

PENNSYLVANIA BUSINESS CORPORATION LAW, AS AMENDED

4.                      The DATE of its incorporation is: DECEMBER 16, 1982

5.                      (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

☒               The amendment shall be effective UPON FILING these Articles of Amendment in the Department of State.

☐                 The amendment shall be effective on:                         at

                                                                                          Date                   Hour

6.                      (CHECK ONE OF THE FOLLOWING):

☒               The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss.1914(a) and 1914(b).

☐                 The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss.1914(c).

7.                      (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

☒               The amendment adopted by the corporation, set forth in full, is as follows:

“4.          The aggregate number of shares which this Corporation shall have the authority to issue is:

(a)           Two hundred million (200,000,000) shares of Common stock with a par value of $.01 per share; and”

☐                 The amendment adopted by the corporation as set forth in full in EXHIBIT A attached hereto and made a part hereof.

8.                      (CHECK IF THE AMENDMENT RESTATES THE ARTICLES):

☐                 The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 23rd day of July 2001.

PENN NATIONAL GAMING, INC.
(Name of Corporation)

BY:	/s/ ROBERT S. IPPOLITO
Robert S. Ippolito
Secretary and Treasurer

(CHANGES)	BUREAU USE ONLY:
DOCKETING STATEMENT DSCB:15-134B (Rev 91)	REVENUE LABOR & INDUSTRY OTHER

FILING FEE: NONE	FILECODE
FILED DATE
MICROFILM NUMBER

This form (file in triplicate) and all accompanying documents shall be mailed to:

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

308 NORTH OFFICE BUILDING

HARRISBURG, PA 17120-0029

PART I. COMPLETE FOR EACH FILING:

Current name of entity or registrant affected by the submittal to which this statement relates: (survivor or new corporation if merger or consolidation) PENN NATIONAL GAMING, INC.

Entity number, if known: 2980352 NOTE: ENTITY NUMBER is the computer index number assigned to an entity upon initial filing in the Department of State.

Incorporation/qualification date in Pa.: 12/16/82   State of Incorporation: PA

Federal Identification Number: 23-2234473

Specified effective date, if any:  UPON FILING

PART II.                       COMPLETE FOR EACH FILING: This statement is being submitted with (check proper box):

☒                                  ARTICLES OF AMENDMENT: complete Section A only

☐                                    AMENDED CERTIFICATE OF AUTHORITY: complete Section A only

☐                                    ARTICLES OF MERGER: complete Section B

☐                                    ARTICLES OF CONSOLIDATION: complete Section C

☐                                    ARTICLES OF DIVISION: complete Section D

☐                                    ARTICLES OF CONVERSION: complete Section A and E only

☐                                    STATEMENT OF MERGER, CONSOLIDATION OR DIVISION: complete Section B, C or D

☐                                    STATEMENT OF CORRECTION: complete Section A only

☐                                    STATEMENT OF TERMINATION: complete Section H

☐                                    STATEMENT OF REVIVAL: complete Section G

☐                                    DISSOLUTION BY SHAREHOLDERS OR INCORPORATORS BEFORE COMMENCEMENT OF BUSINESS: complete Section F only

☐                                    AMENDMENT OF CERTIFICATE OF LIMITED PARTNERSHIP: complete Section A only

PART III.                  COMPLETE IF APPROPRIATE: The delayed effective date of the accompanying submittal is:

Month               day               year               hour, if any

☒                                  SECTION A. CHANGES TO BE MADE TO THE ENTITY NAMED IN PART I: (Check box/boxes which pertain)

☐            Name:

☐ Registered Office:
Number & street/RD number & box number

City State Zip County

☐            Purpose:

☒          Stock: aggregate number of shares authorized

200,000,000 Common, par value $.01

(attach additional provisions, if any)

☐            Term of Existence:

Other:

☐                                    SECTION B. MERGER (Complete Section A if any changes to survivor corporation):

MERGING CORPORATIONS ARE: (List ONLY the MERGING CORPORATIONS-SURVIVOR IS LISTED IN PART I)

1.                                      Name:

Entity Number, if known:        Inc./quali. date in Pa.:

State of Incorporation:

2.                                      Name:

Entity Number, if known:       Inc./quali. date in Pa.:

State of Incorporation:

Attach sheet containing above corporate information if there are additional merging corporations.

☐                                    SECTION C. CONSOLIDATION (NEW corporation information should be  completed in Part I. Also, complete and attach DOCKETING STATEMENT DSCB:15-134A for the NEW corporation formed.)

CONSOLIDATING CORPORATIONS ARE:

1.   Name:

Entity Number, if known:       Inc./quali. date in Pa.:

State of Incorporation:

2.   Name:

Entity Number, if known:       Inc./quali. date in Pa.:

State of Incorporation:

Attach sheet containing above corporate information if there are additional consolidating corporations.

☐                                    SECTION D. DIVISION (Forming NEW corporation(s) named below. Also, complete and attach DOCKETING STATEMENT DSCB:15-134A for EACH new corporation formed by division.)

1. Name:
Entity Number
2. Name:
Entity Number	Attach sheet if there are additional
corporations to be named.

CHECK ONE:

☐                                    Corporation named in Part I survives. (Any changes, complete Section A)

☐                                    Corporation named in Part I does not survive.

☐                                    SECTION E. CONVERSION (Complete Section A)

CHECK ONE:

☐                                    Converted from nonprofit to profit

☐                                    Converted from profit to nonprofit

☐                                    SECTION F. DISSOLVED BY SHAREHOLDERS OR INCORPORATORS BEFORE COMMENCEMENT OF BUSINESS

☐                                    SECTION G. STATEMENT OF REVIVAL Corporation named in Part I hereby revives its charter or articles which were forfeited by Proclamation or expired. (Complete Section A if any changes have been made to the revived corporation.)

☐                                    SECTION H. STATEMENT OF TERMINATION

                                                  filed in the Department of State on

(type of filing made)                                              month  day  year  hour, if any is/are hereby terminated.

If merger, consolidation or division, list all corporations involved, other than that listed in Part I:

1. Name:
Entity Number
2. Name:
Entity Number

Attach sheet containing above information if there are additional corporations involved.

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

Entity Number

724866

☒ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Name	Document will be returned to the name and address you enter to the left.
ESQUIRE ASSIST

Address	Ü
COUNTER PICK-UP

City State Zip Code

Fee: $52
Filed in the Department of State on

Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.         The name of the corporation is:

PENN NATIONAL GAMING, INC.

2.         The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)                   Number and Street                          City                          State                          Zip                          County

(b)                   Name of Commercial Registered Office Provider                                                                            County

c/o              CT CORPORATION SYSTEM

3.         The statute by or under which it was incorporated: Pennsylvania Business Corporation Law

4.              The date of its incorporation:  DECEMBER 16, 1982

5.         Check, and if appropriate complete, one of the following:

☒  The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on: at
Date	Hour

6.         Check one of the following:

☐  The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☒  The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.         Check, and if appropriate, complete one of the following:

☐  The amendment adopted by the corporation, set forth in full, is as follows:

☒  The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.         Check if the amendment restates the Articles:

☐  The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 28th day of December, 2007.

PENN NATIONAL GAMING, INC.
Name of Corporation

/s/Robert S. Ippolito
ROBERT S. IPPOLITO	Signature

VICE PRESIDENT, SECRETARY & TREASURER
Title

Department of State

Corporation Bureau

P.O. Box 8722

Harrisburg, PA  17105-8722

(717) 787-1057

web site: www.dos.state.pa.us/corp.htm

Instructions for Completion of Form:

A.   Typewritten is preferred.  If not, the form shall be completed in black or blue-black ink in order to permit reproduction.  The filing fee for this form is $52 made payable to the Department of State.

B.   Under 15 Pa.C.S. § 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

C.   The following, in addition to the filing fee, shall accompany this form:

(1)	Two copies of a completed form DSCB:15-134B (Docketing Statement-Changes).

(2)

Any necessary copies of form DSCB:17.2.3 (Consent to Appropriation or Use of Similar Name) shall accompany Articles of Amendment effecting a change of name and the change in name shall contain a statement of the complete new name.

(3)	Any necessary governmental approvals.

D.   Nonprofit Corporations:  If the action was authorized by a body other than the board of directors Paragraph 6 should be modified accordingly.

E.   This form and all accompanying documents shall be mailed to the above stated address.

F.   To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.

EXHIBIT A

TO

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

PENN NATIONAL GAMING, INC.

The amended and restated Articles of Incorporation, as amended, be further amended to add a new Article 7 to read in its entirety as follows:

7.                                      Any or all classes and series of shares, or any part thereof, may be represented by certificates or may be uncertificated shares, provided, however, that any shares represented by a certificate that are issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation.  The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

STATEMENT WITH RESPECT TO SHARES
OF SERIES C CONVERTIBLE PREFERRED STOCK
OF
PENN NATIONAL GAMING, INC.

In compliance with the requirements of Section 1522 of the Business Corporation Law of 1988, P.L. 1444, No. 177 (15 Pa. Cons. Stat Section 1522(c)), the undersigned company, desiring to state the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights, if any, of a class or a series of a class of its shares, HEREBY CERTIFIES THAT:

(1) The name of the corporation is Penn National Gaming, Inc. (the “Company”);

(2) The resolutions establishing and designating the class or series of shares and fixing and determining the relative rights and preferences thereof are set forth in full in Exhibit 1 attached hereto and made a part hereof;

(3) The aggregate number of shares of such class or series established and designated by (i) such resolutions, (ii) all prior statements, if any, filed under Section 1522 of the Business Corporation Law of 1988 or corresponding provisions of prior law with respect thereto, and (iii) any other provision of the Articles of Incorporation of the Company, is 31,000 shares; and

(4) The resolutions were adopted by the Board of Directors of the Company at a duly called meeting held on January 14, 2013, and shall be effective after the filing of this statement with respect to shares in the Department of State.

IN WITNESS WHEREOF, the Company has caused this statement to be duly executed in its corporate name on this 17th day of January, 2013.

PENN NATIONAL GAMING, INC.

By:	/s/ Robert S. Ippolito
Name:	Robert S. Ippolito
Title:	Secretary and Treasurer

Exhibit 1

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of the Articles of Incorporation of the Company, as amended, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series C Convertible Preferred Stock:

Section 1.                                           Designation and Amount.  The shares of such series shall be designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”) and the number of shares constituting the Series C Preferred Stock shall be 18,500.  Such number of shares may be increased or decreased by resolution of the Board of Directors and the requisite filing with the Department of State of the Commonwealth of Pennsylvania; provided, that any such increase shall be limited to the number of authorized and unissued shares of undesignated Preferred Stock; and provided, further, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company, in each case, convertible into Series C Preferred Stock.

Section 2.                                           Dividends and Distributions. The holders of record of the issued and outstanding shares of Series C Preferred Stock shall be entitled to receive, out of assets legally available for the payment of dividends, dividends on the terms described below:

(A)                               Holders of shares of Series C Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of common stock of the Company (“Common Stock”) in all dividends and distributions paid (whether in the form of cash, stock, other assets, or otherwise, and including, without limitation, any dividend or distribution of shares of stock or other equity, or evidences of indebtedness, of any person, including, without limitation, the Company or any subsidiary, but not including any repurchase of Common Stock or other equity interests in the Company) on the shares of Common Stock, in the amount that such holders would have received if, immediately prior to each record date in respect of which dividends or distributions are paid, each 1/1,000th of a share of Series C Preferred Stock were converted into one share of Common Stock.   Dividends or distributions payable to the holders of shares of Series C Preferred Stock pursuant to this Section 2(A) shall be declared and paid on the same dates that such dividends or distributions are declared and paid, and in the same form payable, to holders of shares of Common Stock.

(B)                               Each dividend or distribution payable pursuant to Section 2(A) hereof shall be payable to the holders of record of shares of Series C Preferred Stock as they appear on the stock records of the Company at the close of business on the record date designated by the Board of Directors for such dividends or distributions, which shall be the same day as the record date for the payment of such dividends or distributions to holders

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of shares of Common Stock.   In the event the Company shall at any time effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each  such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under Section 2(A) hereof shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 3.                                           Voting Rights.

(A)                               Except as set forth below or as required by applicable law, the holders of Series C Preferred Stock shall not be entitled to vote at any meeting of the shareholders for election of members of the Board of Directors or for any other purpose or otherwise to participate in any action taken by the Company or the shareholders thereof, or to receive notice of any meeting of shareholders.

(B)                               So long as any Series C Preferred Stock remains outstanding, the Company will not, without the affirmative vote or consent of the holders of a majority of the shares of Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class) amend, alter or repeal the provisions of this Resolution, including by merger or consolidation (an “Event”), so as to adversely affect any right or privilege of the Series C Preferred Stock; provided, however, that no Event shall be deemed to adversely affect the rights and privileges of the Series C Preferred Stock, and the holders thereof shall have no right to vote with respect to such Event, if (x) following such Event, the Series C Preferred Stock remains outstanding with the terms thereof not adversely changed and represent an interest in the same issuer in which holders of Common Stock prior to such Event will hold their shares following such Event or (y) in connection with an Event in which the Company is not the surviving entity, the Series C Preferred Stock is exchanged for a security (a “Replacement Security”) with rights, preferences, privileges and voting powers that are no less favorable than the rights, preferences, privileges and voting powers of the Series C Preferred Stock (it being understood that a Replacement Security shall not be deemed to have rights, preferences, privileges or voting power that are less favorable than the Series C Preferred Stock if the difference in the rights, preferences, privileges or voting power is caused solely by differences between the state law of the jurisdiction of incorporation of the Company and the jurisdiction of incorporation of the issuer of the Replacement Security).

(C)                               On each matter submitted to a vote of the holders of Series C Preferred Stock in accordance with this Resolution, or as otherwise required by applicable law, each share of Series C Preferred Stock shall be entitled to one vote. With respect to each share of Series C Preferred Stock, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of such holder.

Section 4.                                           Reacquired Shares.  Any shares of Series C Preferred Stock duly converted in accordance with this Statement with Respect to Shares or otherwise reacquired by

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the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Statement with Respect to Shares creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 5.                                           Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $1.00 per share, plus an amount equal to declared and unpaid dividends and distributions thereon, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Company shall at any time effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 6.                                           Consolidation, Merger, etc.  In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment set forth in the following sentence, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Company shall at any time effect a subdivision or combination or consolidation of the outstanding shares of Common Stock, by reclassification or otherwise (except by payment of a dividend in shares of Common Stock), into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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Section 7.                                           Mandatory Conversion.  If, at any time (such date the “Conversion Date”), any share of Series C Preferred shall be Transferred to any person other than the Company or an Affiliate of the Initial Holder who held such share (such share a “Transferred Share”), each 1/1,000 of a Transferred Share shall automatically convert to one share of Common Stock, effective as of the close of business on the Conversion Date.  In no event shall any Initial Holder or any of its Affiliates be permitted to own the shares of Common Stock issuable upon such conversion. In the event the Company shall at any time, on or prior to the Conversion Date, effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the number of shares of Common Stock to be issued upon conversion of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.  For purposes of this Resolution, “Affiliate” means, with respect to any person or entity, any other person or entity directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person or entity; the term “control” (and correlative terms “controlling,” “controlled by” and “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person or entity, and “Transfer” means the sale, transfer, assignment or other disposition of any share of Series C Preferred Stock.

Section 8.                                           Conversion Procedures.

(A)                               An Initial Holder shall immediately provide written notice to the Company of any Transfer by such Initial Holder of any share of Series C Preferred Stock to a person other than the Company or an Affiliate of such Initial Holder, which notice shall state the number of shares of Series C Preferred Stock subject to the Transfer, the person acquiring such shares and the Conversion Date.

(B)                               Effective immediately prior to the close of business on the Conversion Date with respect to any Transferred Share, but subject to the consummation of the Transfer of such share, dividends shall no longer be declared on such Transferred Share and such Transferred Share shall cease to be outstanding.

(C)                               Prior to the close of business on the Conversion Date with respect to any Transferred Share, shares of Common Stock issuable upon conversion thereof shall not be deemed outstanding for any purpose, and the holder of such Transferred Share shall have no rights with respect to Common Stock (including voting rights or rights to respond to tender offers for Common Stock) by virtue of holding such Transferred Share.

(D)                               The person or persons entitled to receive Common Stock issuable upon conversion of Transferred Shares shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Conversion Date with respect thereto. In the event that an Initial Holder fails to by written notice designate the name in which shares of Common Stock to be issued upon conversion of Transferred

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Shares should be registered in the Company’s transfer records or the manner in which such shares should be delivered, the Company shall not be obligated to register or deliver such shares, until such written notice is provided, and until such time, such shares of Common Stock shall be issued in the name of the Company, which will hold such shares and all distributions thereon in trust for the transferee, subject to reimbursement by the rightful owner for reasonable out-of-pocket expenses incurred in connection therewith.

(E)                                As soon as reasonably practicable following the Conversion Date with respect to any Transferred Share, certificates representing shares of Common Stock shall be issued and delivered to the holder thereof or such holder’s designee upon presentation and surrender of the certificate evidencing the Transferred Share to the Company, or in the case of book-entry shares, a book-entry transfer and, if applicable, notice to the Company’s transfer agent, will be made by the Company upon the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes, as applicable.

Section 9.                                           No Redemption.  The shares of Series C Preferred Stock shall not be redeemable.

Section 10.                                    Rank.  The Series C Preferred Stock shall rank junior to any other class of the Company’s Preferred Stock with respect to the payment of dividends and the distribution of assets.

Section 11.                                    Destroyed / Lost Certificates.  If any Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company will issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new Series C Preferred Stock certificate of like tenor and representing an equivalent amount of Series C Preferred Stock, upon receipt of evidence of such loss, theft or destruction of such certificate and, if requested by the Company, an indemnity on customary terms for such situations reasonably satisfactory to the Company

Section 12.                                    Certain Tax Matters.   The Company shall be entitled to deduct and withhold from any payment of cash, shares of Common Stock or other consideration payable to a holder of a share of Series C Preferred Stock, any amounts required to be deducted or withheld under applicable U.S. federal, state, local or foreign tax laws with respect to such payment.  In the event the Company previously remitted withholding taxes to a governmental authority in respect of any amount treated as a distribution on a share of Series C Preferred Stock, the Company shall be entitled to offset any such taxes against any amounts otherwise payable in respect of such share of Series C Preferred Stock.

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